Exhibit 10.12

Wuhan Changdong Logistics Service Cooperation Agreement

Party A: Jiale Technology Co., Ltd. (hereinafter referred to as “Party A”) Address: No. 2889 Xiang’an East Road, Xindian Street, Xiang’an District, Xiamen City Legal representative: Jia Wen

Party B: Wuhan Changdong Logistics Co., Ltd. (hereinafter referred to as Party A and Party B) Address: No. 79 Yong’an Avenue, Zhucheng Street, Xinzhou District, Wuhan City, Hubei Province Legal representative: Fan Weidong

In the following clauses, “Party A” and “Party A” are referred to as both parties.

catalogue

1、 Cooperation content

2、 Rights and obligations of both parties

3、 Fees and settlement methods

4、 Effectiveness and Termination of Contract

5、 Liability for breach of contract

6、 Other

7、 Special agreement

Attachment 1: Wuhan Changdong Warehouse Service Content

Attachment 2: Wuhan Changdong Warehouse Service Rules

Attachment 3: Explanation of Wuhan Changdong Warehouse Service Settlement

Attachment 4: Wuhan Changdong Warehouse Service Settlement Price Details

1、 Cooperation content

1.1. Party B shall provide warehousing services for the logistics project of Party A. The specific service content is detailed in Annex 1 “Wuhan Changdong Warehouse Service Content”;

1.2 Party A shall pay service fees and other payments to Party B in accordance with the price and settlement method agreed in this contract;

2、 Rights and obligations of both parties

2.1. Rights and Obligations of Party A

2.1.1 On the premise that Party B completes its obligations under this contract, Party A shall, in accordance with the provisions of this contract and its attachments, pay Party B the service fees and other payments stipulated in this contract on time and in full;

2.1.2 Party A shall use the system in accordance with the requirements of the system usage specifications provided by Party B, including but not limited to the product information table specifications. Any losses caused to the operation of Party A due to its negligence or incorrect operation shall be borne by Party A on its own;

2.1.3 The expenses incurred for the transportation of Party A’s goods to Party B’s warehouse, the return of Party A’s goods from Party B’s warehouse to Party A’s designated warehouse, and the expenses incurred for Party A’s active request to move between Party B’s warehouses shall be borne by Party A on its own;

2.1.4 Party A shall take the returned goods (including sales returns, clearance, etc.) from Party B’s warehouse within 1 month after issuing or receiving the instruction;

2.2 Rights and Obligations of Party B

2.2.1 Party B promises to comply with the “Wuhan Changdong Warehouse Service Rules”, and the specific content is shown in Annex 2;

2.2.2 Party B has the right to collect service fees and other payments from Party A under this contract in accordance with the provisions of this contract. In the event that Party A delays the payment of relevant fees or payments and Party B has no breach of contract, Party B has the right to notify Party A to suspend or delay the provision of relevant services, including but not limited to suspension or delay in providing outbound delivery services for sales orders, unless Party B violates the provisions of this contract;

2.2.3 For the loss of stored goods confirmed by both parties in writing or email, Party B shall record the cost incurred by the actual damaged goods for repair and return to the factory as agreed upon by both parties as compensation standards. Party A shall provide relevant supporting materials. If Party B does not raise objections within 3 working days after receiving the materials from Party A, compensation shall be completed within 5 working days. Party B shall not refuse compensation without justifiable reasons;

2.2.4 Party B shall provide settlement data to Party A for financial settlement between Party B and Party A;

3、 Fees and settlement methods

3.1 Service fees: For specific service fee standards, please refer to Annex 3 “Wuhan Changdong Warehouse Service Fee Description”;

3.2 Settlement Method: The specific settlement method and settlement reconciliation process are detailed in Annex 4 “Financial Settlement Instructions for Wuhan Changdong Warehouse Services”;

4、 Effectiveness and Termination of Contract

4.1. This contract shall come into effect from the date of signature and seal by both parties, and shall be valid until July 31, 2024. Upon the expiration of the cooperation period, if both parties have no objections, this contract will be automatically renewed.

4.2. The occurrence or realization of other termination conditions stipulated in this contract may result in the termination of this contract. Regardless of the reason for termination of this contract, any compensation and liability arising from the actions of either party before the termination of the contract must be fully and independently borne by that party.

4.3. The termination of this contract shall not affect any outstanding settlement or payment obligations of either party under this contract, as well as any other rights or obligations that have arisen prior to the date of termination.

5、 Liability for breach of contract

5.1 If one party violates the relevant provisions of this contract, the other party has the right to notify the defaulting party in writing to correct the breach within a reasonable time and claim compensation for the losses caused by the breach. If the defaulting party fails to correct the breach within the specified time, the non breaching party has the right to terminate this contract.

5.2 If Party A violates the provisions of Article 3 of this contract and fails to pay the service fees and other payments to Party B in full on time, and fails to fulfill the payment obligation for more than 30 days on the last payment date agreed in the contract to pay the service fees and other payments to Party B, Party B has the right to unilaterally terminate this contract. If Party B violates any provisions under this contract (including but not limited to any damage to Party A’s goods in the warehouse, etc.), Party A has the right to unilaterally terminate this contract and request Party B to compensate for the losses suffered by Party A.

5.3 Due to the other party’s breach of contract, all expenses incurred by the non breaching party to protect its own rights and interests, including but not limited to legal fees, litigation fees, travel expenses, etc., shall be borne by the breaching party.

6、 Other

6.1 This contract is made in duplicate, with each party holding one copy and having equal legal effect.

6.2 The content of this contract includes the main body of the contract, attachments, and various rules that may be released to partners through all channels for the cooperation project or in the future. All attachments and rules are an integral part of the contract and have the same legal effect as the main body of the contract.

6.3 Any matters not covered in this contract shall be supplemented by a supplementary agreement signed and stamped by both parties, which shall become an integral part of this contract. If a dispute arises between both parties due to this contract and cannot be resolved through negotiation, either party shall submit the dispute to the people’s court of the plaintiff’s location for litigation resolution.

6.4 List of attachments:

6.4.1 Appendix 1: Wuhan Changdong Warehouse Service Content

6.4.2 Annex 2: Wuhan Changdong Warehouse Service Rules

6.4.3 Annex 3: Financial Settlement Explanation for Wuhan Changdong Warehouse Service

6.4.4 Annex 4: Wuhan Changdong Warehouse Service Settlement Price Details

(No text below) Signed and stamped by both parties

Party A: Galle Technology Co., Ltd. (Seal)

Legal representative or authorized representative:

Signed on:

Party B: Wuhan Changdong Logistics Co., Ltd (Seal)

Legal representative or authorized representative:

Signing date

Attachment 1: Wuhan Changdong Warehouse Service Content

1.1. Warehousing Services: Commodity warehousing services, order processing services, change order processing services, return and exchange services, document and data services, daily order data docking services, customer service services.

1.2. Value added services: product labeling, product receiving and unloading, packaging modification services, and training services.

Attachment 2: Wuhan Changdong Warehouse Service Rules

2.1 The specific details of receiving, inventory, and shelving of goods include but are not limited to daily communication through WeChat.

2.2 Warehousing services, commodity storage, daily management, cleaning, sampling, shelf life inventory, etc.

2.3 Order processing service refers to the services provided by Party B for merging orders, unpacking the entire box, picking, distributing, unifying packaging, printing packing lists, waybills, and shipping based on Party A’s order information.

2.4 Delivery Timeliness: Orders placed before 16:00 on the same day should have their waybill information fed back to the platform through the system interface before 23:59 on the same day, indicating that the shipment has been completed

2.4 Packaging quality and requirements, and the use of materials and packaging methods shall be agreed upon according to the requirements of Party A.

2.5 Return and exchange processing service refers to the service where Party B receives returns according to Party A’s instructions and, when instructed to exchange goods with the buyer, distributes the exchanged goods and delivers them to a third-party courier company.

2.6 Withdrawal Application: If Party A requests to terminate the cooperation, Party A shall submit a written application for withdrawal to Party B one month in advance. After Party A settles and pays the service fee to Party B, Party B shall complete the withdrawal of Party A’s goods within 10 working days.

Attachment 3: Explanation of Wuhan Changdong Warehouse Service Settlement In order to ensure the smooth progress of financial reconciliation and settlement work between both parties, in accordance with the relevant provisions of the Wuhan Changdong Warehouse Service Agreement, this Implementation Rules is formulated to standardize the principles and processes of service billing, accounting management, and payment settlement for both parties, as well as the reconciliation and payment processes and requirements.

Article 1: Regarding the settlement requirements, methods, principles, and time of both parties.

1.1.1 Settlement requirements:

According to the “Warehouse Service Agreement” signed by both parties, Party A shall fulfill the obligation to pay service fees to Party B. The service fees are divided into two parts: forward conventional basic service project fees and reverse unconventional value-added service project fees that need to be discussed (including responsibility definition), calculated separately and settled separately. The basic service fees are calculated and summarized in real-time by Party B’s system; The value-added service fee shall be calculated by Party B based on the summary of business vouchers, and shall be prepaid, monthly settlement, or cash settlement upon occurrence.

1.1.2 Settlement method: Monthly settlement, with the previous month’s bill issued at the beginning of the following month.

1.1.3 Immediate settlement in case of special circumstances: For service projects that have not been agreed upon or have not received instructions from Party A for operation and cost settlement communication letter, on-site agreement shall be adopted for immediate settlement. Party A shall verify the accounts based on the service fee settlement list issued by Party B, and make timely payment after verification. Payment shall be made first after verification, and partial payment shall be made after partial verification.

1.1.4 If Party A has any objections to the service fee settlement list issued by Party B, it may raise them within 3 working days, including but not limited to writing or email. If Party A does not raise any objections within the aforementioned period, it shall be deemed that Party A acknowledges the data in Party B’s service fee settlement list.

2.2.1 Settlement time:

Party B shall issue the “Settlement Bill” for the previous month’s service fee to Party A within 5 days after the end of each month (postponed in case of holidays or special circumstances). Party A shall conduct reconciliation and confirmation within 3 days after receiving the bill. Party B shall send the settlement invoice or receipt to Party A within 4 days. Party A shall make payment within 15 working days after receiving the settlement invoice (postponed in case of holidays or special circumstances). Failure to make payment within the time limit shall be deemed as breach of contract.

Article 2: Regarding the reconciliation process of Party A

2.1. Reconciliation Method: Party A shall reconcile the service fee through the online reconciliation system provided by Party B. If the online reconciliation system is not activated, Party A may reconcile the service fee through phone or email.

2.2. Reconciliation Time: Party A can log in to the online reconciliation system of Party B at any time through the internet to reconcile. The service fee accounts from the 1st to the end of each month will be verified from the 5th to the 8th of the following month, and the total accounts of the previous month will be postponed in case of holidays.

2.3. Service fee invoice or receipt issuance and delivery time: The service fee payment for the previous month will be issued by Party B from the 8th to the 12th of the following month and sent to Party A’s financial personnel.

Article 3 Notes on Payment by Party A

3.1. Accounting period calculation: Based on the monthly settlement method, the accounting period is calculated from the first day of each month, with a accounting period of 30/31 days.

3.2. Payment Date: After the bill verification is completed, the bill payment will be completed within 15 working days after receiving the invoice.

3.3. Payment method: Bank online remittance.

3.4. Bank account information of Party B:

(1) Account Name: Wuhan Changdong Logistics Co., Ltd

Opening Bank: Hubei Bank Head Office Business Department

Account number: 10010230000001170

Attachment 4: Wuhan Changdong Warehouse Service Settlement Price Details

Cost 1: Warehouse rental fee

Location	Lease period	rent (yuan/month/m) ²/) (including tax)	Property management fees (yuan/month/m) ²/) (including tax)
Warehouse 1, Building A	2023.7.11-2024.7.30	31	0

Note: Both parties agree that the fixed rental area of the warehouse is 1000 square meters. If there is a change in the storage area, both parties will make a further agreement;

Both parties confirm that the above rent and property management fee standards are the unit price per square meter per month, including tax, and the applicable tax rate for rent is [6]%

The warehouse rental fee shall be paid quarterly, with the invoice being paid first and then the payment. The billing start date shall be based on the actual arrival time of Party A’s first warehouse:

Cost 2: Production operation fees and others

Warehousing operation fee (yuan/cubic meter)	Outbound operation fee (yuan/cubic meter)	Other expenses
10	10	0

Note: The above quotation includes 6% tax;

There are no other expenses except for the above expenses.